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                                                                  EXHIBIT 10.3.1

EXHIBIT A
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                            Amendment No. 1 to the

              US. Audiotex Corporation 1999 Stock Incentive Plan
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          Whereas, U.S. Audiotex Corporation (the "Corporation") has adopted and maintains the 1999 Stock Incentive Plan (the "Plan");

          Whereas, the Board of Directors (the "Board") deems it necessary and desirable to amend Section 6.4(b) of the Plan to provide that, unless another vesting schedule is specified by the "Granting Authority," any "Stock Option" (as each such term is defined in the Plan) shall vest over three, rather than five, years;

          Whereas, Section 9 of the Plan reserves the right of the Corporation, by action of its Board, to amend the provisions of the Plan at any time;

          Now, Therefore, effective as of October 27, 1999, Section 6.4(b) of the Plan is hereby amended and restated in its entirety to read as follows:

          (b) Vesting and Exercisability of Stock Option.  Unless otherwise
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provided by the Granting Authority in the Stock Option Agreement, a Stock Option
granted to a key employee or Outside Director shall become vested and exercisable over a three-year period as follows:

          (i) effective on the first anniversary of the date of grant, the Stock Option shall first become vested and exercisable with respect to a maximum of one-third (1/3) of the total shares of Common Stock subject to the Stock Option when granted; and

          (ii) thereafter, effective commencing on the last day of the first calendar month immediately succeeding the first anniversary of the Stock Option's date of grant and continuing on the last day of each of the next immediately succeeding twenty-three (23) calendar months, the Stock Option shall become vested and exercisable with respect to one-twenty-fourth (1/24th) of the total number of shares of Common Stock subject to the Stock Option which did not become vested and exercisable on the first anniversary of the date of grant;

provided, however, a Stock Option shall immediately become 100% vested and exercisable upon the option recipient's death or Disability (as defined below).

          In Witness Whereof, the undersigned duly authorized officer of the Corporation has executed this Amendment No. 1 to the 1999 Stock Incentive Plan as evidence of its adoption by the Corporation's Board of Directors on October 27, 1999.

                                   U.S. Audiotex Corporation

                                   By:  /s/ Thomas R. Evans
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                                      Thomas R. Evans
                                      Chairman and Chief Executive Officer